UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):   August 9, 2007

MUELLER WATER PRODUCTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32892	20-3547095
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Abernathy Road

Atlanta, Georgia 30328

(Address of Principal Executive Offices)

(770) 206-4200

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01      Other Events

As previously announced, on May 24, 2007, Mueller Water Products, Inc. (the “Company”) entered into an indenture among the Company, certain of its subsidiaries named on the signature pages thereto, as guarantors, and The Bank of New York, as trustee.  Pursuant to the Indenture, the Company issued $425,000,000 aggregate principal amount of 7-3/8% Senior Subordinated Notes due 2017 (the “Notes”).  The Notes are guaranteed by all of the domestic restricted subsidiaries of the Company.  In addition, on May 24, 2007, the Company entered into an Amended and Restated Credit Agreement (as amended by Amendment No. l on June 21, 2007, the “Amended Credit Facility”) among the Company, Mueller Group, LLC, as prior borrower, Bank of America, N.A., as Administrative Agent, Swing Line Lender, and an L/C Issuer, JPMorgan Chase Bank, N.A., as Syndication Agent and an L/C Issuer and the lenders party thereto.  All of the Company’s material direct and indirect domestic restricted subsidiaries, and all of the Company’s subsidiaries that guarantee the Notes, are guarantors of the Amended Credit Facility.

The Company is filing this Current Report on Form 8-K to add a footnote to its audited financial statements for the fiscal year ended September 30, 2006 as required by Section 3.10(f) of Regulation S-X.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits.

99.1	Report of Independent Registered Public Accounting Firm dated as of December 18, 2006 except for Footnote 21 as to which the date is August 9, 2007.

Consolidated Financial Statements of Mueller Water Products, Inc. for the fiscal year ended
September 30, 2006, as supplemented on August 9, 2007 by the addition of Note 21.
Consolidating Guarantor and Non-Guarantor Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 9, 2007	MUELLER WATER PRODUCTS, INC.

	By:	/s/ Jeffery W. Sprick
Jeffery W. Sprick
Senior Vice President and Chief Accounting Officer